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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2001, except as to Note 12 which is as of August 9, 2001 relating to the financial statements and financial statement schedule, which appears in VIA NET.WORKS, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
August 28, 2001